Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 1, 2021 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Bluegreen Vacations Holding Corporation on Form 10-K for the year ended December 31, 2020, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

August 13, 2021